                                                                     Exhibit 1.1



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                     ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                         and

                                 ENVIROSYSTEMS CORP.

                           --------------------------------

                                SUBSCRIPTION AGREEMENT

                             Dated as of October 15, 1998

                           --------------------------------

                      $100,000,000 Aggregate Principal Amount of
                        13% Senior Subordinated Notes due 2008
                   of Environmental Systems Products Holdings Inc.
                    and 2,291.268 Shares of Series A Common Stock,
                             Par Value $0.0001 Per Share,

                                          of

                                 ENVIROSYSTEMS CORP.

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THE SECURITIES OFFERED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION THEREFOR OR AN APPLICABLE EXEMPTION FROM REGISTRATION. THE SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES IS ALSO SUBJECT TO COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THIS SUBSCRIPTION AGREEMENT, AND NO SALE, TRANSFER OR OTHER DISPOSITION OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                                  TABLE OF CONTENTS

                                                                            PAGE

1.   Issuance of Notes and Series A Shares . . . . . . . . . . . . . . . . . .1
     1.1  The Notes and Shares . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  The Purchasers . . . . . . . . . . . . . . . . . . . . . . . . . . .2
2.   Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     2.1  Sale and Purchase of the Notes and Shares. . . . . . . . . . . . . .2
     2.2  Nature of Obligations. . . . . . . . . . . . . . . . . . . . . . . .3
     2.3  Failure to Close . . . . . . . . . . . . . . . . . . . . . . . . . .3
     2.4  Purchasers' Special Rights . . . . . . . . . . . . . . . . . . . . .3
          (a)  Delivery Expenses . . . . . . . . . . . . . . . . . . . . . . .3
          (b)  Issue Taxes . . . . . . . . . . . . . . . . . . . . . . . . . .4
          (c)  Public Disclosures. . . . . . . . . . . . . . . . . . . . . . .4
3.   Representations and Warranties of the Issuers . . . . . . . . . . . . . .5
4.   Representations of the Purchasers . . . . . . . . . . . . . . . . . . . .5
     4.1  Investment Representations . . . . . . . . . . . . . . . . . . . . .5
     4.2  Purchase Permitted by Applicable Laws; Legal Investment. . . . . . .6
     4.3  Investment by ERISA Plans. . . . . . . . . . . . . . . . . . . . . .7
5.   Conditions of Purchasers' Obligations . . . . . . . . . . . . . . . . . .8
6.   Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .9
7.   Restrictions on Transfer; the Securities Act of 1933. . . . . . . . . . 10
     7.1  Restrictive Legends. . . . . . . . . . . . . . . . . . . . . . . . 10
     7.2  Non-Applicability of Transfer Restrictions; Removal of Legends . . 11
8.   Expenses, etc.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
9.   Indemnification of Purchasers . . . . . . . . . . . . . . . . . . . . . 13
10.  Contribution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
11.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
12.  Survival of Covenants, etc.; Successors and Assigns . . . . . . . . . . 14
13.  Communications and Notices. . . . . . . . . . . . . . . . . . . . . . . 15
14.  Law Governing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
15.  Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
16.  Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15


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

                                SUBSCRIPTION AGREEMENT

                     ENVIRONMENTAL SYSTEMS PRODUCTS HOLDINGS INC.

                                         and

                                 ENVIROSYSTEMS CORP.


                              Dated as of October 15, 1998

To Each of the Purchasers Named on the Signature Pages Hereof:

Ladies and Gentlemen:

          Environmental Systems Products Holdings Inc., a Delaware corporation (the "Company"), and EnviroSystems Corp., a Delaware corporation and sole shareholder of the Company (the "Parent"), each hereby agrees with each Purchaser named on the signature pages hereof (such purchasers being referred to individually as a "Purchaser" and collectively as the "Purchasers") as follows with respect to the purchase of its securities described in Section 1.1 below:

          1.   ISSUANCE OF NOTES AND SERIES A SHARES.

          1.1 THE NOTES AND SHARES. The Company has authorized the issuance pursuant to this Agreement of $100,000,000 aggregate principal amount of the Company's 13% Senior Subordinated Notes due 2008 (the "Notes") to be issued under and entitled to the benefits of an Indenture to be substantially in the form of Exhibit A hereto (the "Indenture") and the Parent has authorized the issuance of 2,291.268 shares (the "Series A Shares") of Series A Common Stock, par value $0.0001 per share (the "Series A Common Stock"), of the Parent. The Notes will be unconditionally guaranteed on a senior subordinated basis by the guarantors listed on Schedule A hereto (collectively, the "Guarantors" and, together with the Company and the Parent, the "Issuers"). The Notes and the Series A Shares will be issued on the Closing Date (as defined in Article 2 hereof). For purposes of this Agreement, (i) the term "Securities" means the Notes, together with the guarantees thereof by the Guarantors, and the Series A Shares and (ii) references to "Subsidiaries" or "subsidiaries" of the Parent or the Company shall mean all subsidiaries of the Parent or the Company, including Envirotest Systems Corp., a Delaware corporation ("Envirotest"), and the direct and indirect subsidiaries of Envirotest and Environmen-tal Systems Products, Inc., a Delaware Corporation ("ESP"), and the direct and indirect subsidiaries of ESP.

          1.2 THE PURCHASERS. The purchase of all of the Notes and Series A Shares is as provided for in this Agreement.

          Each of the Purchasers agrees to purchase, separately and severally, the principal amount of Notes and the number of Series A Shares set forth below its name on the signature pages hereto. The Purchasers shall not be obligated to buy any of the Notes or the Series A Shares unless the Parent and the Company shall have observed, performed, or otherwise complied with the conditions set forth in Article 5 hereof.

          2. CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place as follows:

          2.1 SALE AND PURCHASE OF THE NOTES AND SHARES. On the basis of the representations and warranties contained or incorporated by reference herein,
(i) the Company will sell to the Purchasers, and the Purchasers will purchase from the Company, at the Closing on October 16, 1998, or such later date as may be agreed upon in writing by the Company, the Parent and the Purchasers (the "Closing Date"), the aggregate principal amount of Notes set forth below the respective names of the Purchasers on the signature pages hereto and (ii) the Parent will sell to the Purchasers, and the Purchasers will purchase from the Parent, on the Closing Date, the number of Series A Shares set forth below the respective names of the Purchasers on the signature pages hereto. The purchase price for the Notes and the number of Series A Shares set forth below the name of each Purchaser on the signature pages hereto is the aggregate purchase price for the Notes and the number of Series A Shares to be purchased by each respective Purchaser.

          At the Closing, the Company will deliver, against payment of the purchase price therefor, the Notes, in the form of one or more permanent global securities in definitive form (the "Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Memorandum (as defined). The Notes shall be dated the Closing Date, and shall be in the aggregate principal amount to be purchased by the Purchasers. On the Closing Date, the Parent will deliver stock certificates representing the Series A Shares to be purchased by each Purchaser to such Purchaser or to such Purchaser's nominee or other designee (designated in writing to the Company or the Parent, as applicable, at least one day prior to the Closing if different from any such nominee or designee specified on the signature pages hereto, and each hereinafter referred to as a "Designee"), against payment of the purchase price therefor in immediately available funds. The Parent and the Company agree that Credit Suisse First Boston Corporation, which is acting as placement agent in connection with the placement of the Notes and the Series A Shares (in such capacity, the "Placement Agent"), may, in its discretion, deduct from the purchase price of the Notes and the Series A Shares to be remitted to the Company or the Parent at the Closing the amount of its agreed fees as Placement Agent. The Closing will take place at the office of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, at 9:00 a.m., New York time, on the Closing Date.

          On the Closing Date, the Company, the Parent and the Purchasers shall enter into a Registration Rights Agreement to be substantially in the form of Exhibit B hereto with respect to the Notes (the "Registration Rights Agreement") and the Parent, Alchemy Partners (Guernsey) Limited, the Purchasers and the other securityholders therein shall enter into an Investors Agreement to be substantially in the form of Exhibit C hereto with respect to the Series A Shares (the "Investors Agreement") providing for the registration of the Securities under the Securities Act of 1933, as amended (the "Securities Act").

          2.2 NATURE OF OBLIGATIONS. The obligations of each Purchaser hereunder are several and not joint and it is explicitly acknowledged by each party hereto that no Purchaser is entering into any transaction for the purchase of the Notes or the Series A Shares or any other securities of the Issuers jointly with any other person, firm or corporation.

          2.3 FAILURE TO CLOSE. Notwithstanding anything to the contrary in this Agreement, if the Closing fails to occur on or before October 27, 1998 each party hereto shall, at its election, be relieved of all further obligations under this Agreement (unless the Closing failed to occur due to a default by such party in its obligations hereunder) without thereby waiving any rights it may have by reason of such nonfulfillment or failure.

          2.4  PURCHASERS' SPECIAL RIGHTS.

               (a) DELIVERY EXPENSES. If, for any reason, a holder of (i) any Note or Series A Share surrenders such Note or Series A Share to the Company or the Parent, as applicable, (ii) any Note surrenders such Note to the trustee under the Indenture in accordance with the terms of the Indenture or (iii) any Series A Share surrenders such Series A Share to the transfer agent of the Series A Common Stock, the Company or the Parent will pay the cost (exclusive of applicable transfer or similar taxes) of delivering to such holder or its Designee, at the office of such holder or Designee notified to the Company at the time of surrender of such Note or Series A Share to the Company, the Parent or to the trustee or transfer agent referred to above, insured to such holder's reasonable satisfaction, each Note or Series A Share issued in substitution, replacement or exchange for the surrendered Note or Series A Share.

               (b) ISSUE TAXES. The Company or the Parent will pay all documentary, stamp and similar taxes (other than income taxes) in connection with (i) the issuance, sale, delivery or transfer by the Company and the Parent to the Purchasers of the Notes and Series A Shares, respectively, and (ii) the execution and delivery of this Agreement, the Registration Rights Agreement, the Investors Agreement and any other agreements and instruments contemplated hereby, if any, and will hold each Purchaser and any other holder of Notes and Series A Shares harmless against any and all liabilities with respect to all such taxes. Neither the Company nor the Parent will be responsible for any transfer taxes in connection with transfers of the Notes or Series A Shares by the Purchasers and any other holder of Notes or Series A Shares. The obligations of the Company and the Parent under this paragraph (b) shall survive the payment, prepayment, redemption or repurchase of all such Notes and Series A Shares and the termination of this Agreement.

               (c) PUBLIC DISCLOSURES. The Parent and the Company will take all reasonable actions necessary to keep each Purchaser's identity confidential and will not disclose each Purchaser's identity as an investor in the Parent or the Company in any public announcement, governmental filing or otherwise without each such Purchaser's prior written consent unless such disclosure is required by law, rule, regulation or by order of a court of competent jurisdiction or by any governmental agency. If such disclosure is so required, the Parent or the Company will give written notice to each such Purchaser describing in reasonable detail the proposed content of such disclosure and will afford each such Purchaser an opportunity to suggest modifications in the form and substance of such proposed disclosure prior to making such disclosure. Notwithstanding the foregoing, if the Parent or the Company files a registration statement pursuant to the Registration Rights Agreement, the Parent or the Company, as the case may be, may make all required disclosures under the Securities Act, including but not limited to, the disclosure of the names of the beneficial owners of the Notes or Series A Shares and the number of Notes or Series A Shares held by such owner.

          3. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. Each of the Issuers, jointly and severally, hereby makes each of the representations and warranties to, and agreements with, each Purchaser that are set forth in Section 2 of the Placement Agreement, dated as of October 15, 1998 (the "Placement Agreement"), among each of the Issuers and the Placement Agent relating to the Notes and the Series A Shares and such representations and warranties as well as the related defined terms are hereby incorporated by reference herein with the same effect as if each such representation and warranty was set forth herein in its entirety. No amendment to or waiver of any such representation and warranty shall be effective for purposes of this Agreement to amend or waive such representation or warranty as incorporated by reference herein without the prior written consent of the Purchasers.

          4.   REPRESENTATIONS OF THE PURCHASERS.

          4.1 INVESTMENT REPRESENTATIONS. Each of the Purchasers hereby represents and warrants to the Issuers that:

               (a) it is acquiring all of the Notes and the Series A Shares to be acquired by it hereunder for its own account or for the account of its Designee;

               (b) it has authority to make the representations contained in this Article 4;

               (c) such Purchaser is authorized to enter into this Agreement, the Investors Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby;

               (d) it and each Designee has received a copy of the Offering Memorandum of the Parent and the Company dated October 15, 1998 (the "Offering Memorandum");

               (e) such Purchaser and each Designee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act;

               (f) it is acquiring all of the Notes and Series A Shares to be acquired by it or any Designee hereunder with no view or intention to offer for sale any of such securities in a manner which would violate any federal or state securities laws; subject, however, to any requirement of law that the disposition of such Purchaser's property shall at all times be and remain within such Purchaser's control;

               (g) such Purchaser has received all information it has requested in connection with its entry into this Agreement and its purchase of the Notes and Series A Shares, and has been given the opportunity and right to meet representatives of the Parent and the Company and their respective subsidiaries and to investigate and inquire into all aspects of the Parent and the Company and the terms and conditions of the purchase of the Notes and the Series A Shares;

               (h) Each Purchaser severally represents and agrees that it will offer and sell the Notes only in accordance with Rule 144A ("Rule 144A") or Rule 903 under the Securities Act. Accordingly, neither such Purchaser nor its affiliates, nor any persons acting on its behalf, have engaged or will engage in any directed selling efforts with respect to the Notes, and such Purchaser, its affiliates and all persons acting on its behalf have complied and will comply with the offering restrictions requirement of Regulation S; and

               (i) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Notes by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser also severally agrees, with respect to resales made in reliance on Rule 144A of any of the Notes, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Notes has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

          Each of the Purchasers acknowledges that the opinions to be delivered at the Closing pursuant to Article 5 will be made, in part, in reliance upon the representations of such Purchaser made in this Article 4.

          The Notes and the Series A Shares being delivered pursuant to this Agreement shall not be transferable by the Purchasers or their Designees except upon the conditions specified in Article 7.

          4.2  PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL INVESTMENT.

The purchase of and any payment for the Notes and the Series A Shares to be purchased by such Purchaser hereunder is not prohibited by any law or governmental regulation applicable to such Purchaser, shall not subject such Purchaser to any penalty or, in the reasonable judgment of such Purchaser, other onerous condition under or pursuant to any applicable law or governmental regulation, and is permitted by the laws and regulations of the jurisdictions to which such Purchaser is subject.

          4.3 INVESTMENT BY ERISA PLANS. (a) Each of the Purchasers represent that at least one of the following is accurate as to each source of funds to be used by it to purchase the Securities:

               (i) it is not acquiring the Securities with the assets of any employee benefit plan which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or any "plan" which is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each such employee benefit plan and plan being referred to herein as a "Benefit Plan");

               (ii) the source of funds being used to acquire the Securities is either (A) an insurance company pooled separate account, within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 90-1 (issued January 29, 1990), or (B) a bank collective investment fund, within the meaning of PTCE 91-38 (issued July 12, 1991) and the purchase and holding of such Securities is exempt under either PTCE 90-1 or PTCE 91-38;

               (iii) the Purchaser is an insurance company and the source of funds being used by such Purchaser to acquire the Securities is an "insurance company general account," as such term is defined in PTCE 95-60 (issued July 12, 1995), and such acquisition and holding of the Securities is exempt under PTCE 95-60;

               (iv) the source of funds being used by such Purchaser to acquire the Securities constitute plan assets that are included in an "investment fund" (within the meaning of Part V of PTCE 84-14 (issued March 13, 1994) (the "QPAM Exemption") managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption)), which assets when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, do not exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and the acquisition and holding of such Securities is exempt under PTCE 84-14; or

               (v) another exemption from the prohibited transaction rules applies such that the use of funds to acquire the Securities does not constitute a non-exempt prohibited transaction in violation of Section 406 of ERISA or Section 4975 of the Code, which could be subject to a civil penalty assessed pursuant to Section 502 of ERISA or a tax imposed under
     Section 4975 of the Code.

               (b) Each Purchaser, and each subsequent holder of the Securities, covenants that it will not dispose of the Securities to be acquired by it or any interest therein (including, without limitation, any transfer by a change in the capacity in which such Purchaser holds its investment in such Securities) to any person unless such person shall (i) make all warranties and representations of such Purchaser contained in Section 4.3(a) and (ii) assume all covenants of such Purchaser contained in this Section 4.3(b).

          5. CONDITIONS OF PURCHASERS' OBLIGATIONS. The Purchasers' several obligations to purchase and pay for the Notes and the Series A Shares to be purchased by them hereunder are subject to the accuracy of the representations and warranties on the part of the Issuers contained or incorporated by reference herein, to the accuracy of the officers' certificates of the Issuers made pursuant to the provisions hereof and the Placement Agreement, to the performance by the Issuers on or prior to the Closing Date of their respective obligations hereunder or incorporated by reference herein and to the satisfaction on or prior to the Closing Date of the conditions set forth in
Section 6 of the Placement Agreement, and each Purchaser shall be entitled to receive all letters, opinions, and certificates that the Placement Agent is entitled to receive pursuant to Section 6 of the Placement Agreement. To the extent that any such representations, warranties, officers' certificates or conditions permit any person or persons to waive compliance with such representations, warranties, officers' certificates or conditions, or require that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to any person or persons, for purposes of this Agreement, such representations, warranties, officers' certificates or conditions shall be complied with only if waived by the Purchasers and such document, opinion or other instrument and such events or conditions shall be acceptable or satisfactory for purposes of this Agreement only if acceptable or satisfactory to the Purchasers. No amendment to or waiver of such representations, warranties, officers' certificates or conditions made pursuant to the Placement Agreement shall be effective for purposes of this Agreement to amend or waive such representations, warranties, officers' certificates or conditions as incorporated by reference herein without the consent of the Purchasers. Notwithstanding the foregoing, no Purchaser shall be obligated to purchase and pay for the Notes and the Series A Shares unless all the Notes and Series A Shares are sold hereunder.

          6.   COVENANTS.

               (a) Each of the Issuers covenants and agrees with each of the Purchasers and to their benefit to comply with all agreements set forth in
Section 5 of the Placement Agreement, which agreements as well as the related defined terms are hereby incorporated by reference herein with the same effect as if each such agreement was set forth herein in its entirety. To the extent that any such agreement permits any person or persons to waive compliance with such agreement or requires that a document, opinion or other instrument or any event or condition be acceptable or satisfactory to any person or persons, for purposes of this Agreement, such agreement shall be complied with only if it is waived by the Purchasers and such document, opinion or other instrument and such event or condition shall be acceptable or satisfactory for purposes of this Agreement only if it is acceptable or satisfactory to the Purchasers. No amendment to or waiver of such agreements or defined terms made pursuant to the Placement Agreement shall be effective for purposes of this Agreement to amend or waive such agreements and defined terms as incorporated by reference herein without the consent of the Purchasers.

               (b) From the date hereof until the Closing Date, each of the Issuers covenants and agrees that it shall not enter into (or commit to enter into) any amendment, modification or waiver of any provision of any of the Transaction Documents without the prior written consent of the Purchasers; PROVIDED that, in the case of any amendment, modification or waiver of the Merger Agreement, such consent shall not be unreasonably withheld.

               (c) From the date hereof until the Closing Date, each of the Issuers (i) will give the Purchasers and their representatives full access to its offices, properties, books and records, (ii) will furnish to the Purchasers and their representatives such financial, operating and other information as such Persons may reasonably request and (iii) will instruct its officers, employees, counsel and auditors to cooperate with the Purchasers in their investigation of the Issuers.

          7.   RESTRICTIONS ON TRANSFER; THE SECURITIES ACT OF 1933.

          7.1 RESTRICTIVE LEGENDS. The Securities shall not be transferable except upon the conditions specified in this Article 7 and, with respect to the Notes, the restrictions contained in Section 4.1 and the Indenture, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such Securities and, with respect to the Series A Shares, upon the conditions specified in Article 3 of the Investors Agreement and in the Share Price Adjustment Agreement.

          Each Purchaser and each Designee hereby acknowledges and agrees that it is acquiring the Securities in a transaction exempt from registration under the Securities Act and that no Security may be offered, sold, pledged or otherwise transferred in the absence of registration under the Securities Act or an applicable exemption therefrom. Each of the Securities shall (unless otherwise permitted by the provisions of this Article 7) be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF REGISTRATION THEREUNDER OR AN APPLICABLE EXEMPTION THEREFROM."

          In addition to any other legend that may be required, each certificate for the Notes shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (ii) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT

     PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES
     (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

          In addition to any other legend that may be required, each certificate for Series A Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          "THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE INVESTORS AGREEMENT DATED AS OF OCTOBER 16, 1998, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM ENVIROSYSTEMS CORP. AND ANY SUCCESSOR THERETO."

          7.2 NON-APPLICABILITY OF TRANSFER RESTRICTIONS; REMOVAL OF LEGENDS. The restrictions imposed by Section 7.1 above upon the transferability of any Series A Share represented by a certificate bearing the restrictive legends set forth in such Section 7.1 (a "Restricted Security") shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 (or any similar or successor rule thereto) promulgated under the Securities Act unless the holder thereof is an affiliate of the Parent. The holder of any Restricted Security as to which such restrictions shall have terminated shall be entitled to receive from the Parent, without expense, a new security of the same type but not bearing the restrictive legend set forth above and not containing any other reference to the restrictions imposed by Section 7.1 above, PROVIDED that a holder's right to receive, and the Parent's obligation to issue, a new Security not bearing such restrictive legends and not containing any other reference to the restrictions imposed by Section 7.1 above shall be subject, in the Parent's discretion, to the delivery to the Parent of an opinion of counsel of the transferor (which may include in-house counsel to any Purchaser) that subsequent transfers of such Restricted Security by the proposed transferee will not require registration under the Securities Act. As used in this Section 7.2, the term "transfer" encompasses any sale, transfer, pledge or other disposition of any Securities referred to herein.

          8.   EXPENSES, ETC.

               (a) The Company or the Parent agrees to reimburse the Purchasers for all reasonable out-of-pocket expenses (including without limitation the reasonable fees and expenses of one counsel for each Purchaser) of the Purchasers incurred in connection with the Transactions, unless this Agreement is terminated prior to the consummation of the Transactions as a result of a breach of this Agreement by the Purchasers.

               (b)  Subject to the provisions of the next sentence of this
Article 8, each of the Company and the Parent agrees to pay, and hold the Purchasers harmless against liability for the payment of, all stamp and other similar taxes (together in each case with interest and penalties, if any) which may be payable in respect of the execution and delivery of this Agreement, the Indenture, the Investors Agreement and the Registration Rights Agreement, if any, or the issuance, delivery or acquisition by the Purchasers of any Notes or Series A Shares pursuant to this Agreement and the Indenture, other than any transfer taxes applicable to any transfer between a Purchaser and a subsequent holder of the Notes or Series A Shares (other than the Company or the Parent), and reasonable fees and expenses incurred by each Purchaser in connection with any filing by the Company or the Parent with any governmental agency with respect to the Company or the Parent that mentions such Purchaser. Each of the Company and the Parent additionally agrees to pay, and hold each Purchaser harmless against liability for the payment of, all out-of-pocket expenses with respect to the enforcement by such Purchaser of any provision of any agreement or instrument referred to in this Article 8 plus the Registration Rights Agreement and the Investors Agreement and any proposed amendments or waivers (whether or not the same shall be signed or become effective) under or in respect of any such agreement or instrument, PROVIDED that in each case the Company or the Parent has been or, without such amendment or waiver, would be in default in respect of its obligations thereunder.

               (c)  The obligations of the Company and the Parent in this
Article 8 shall be of full force and effect whether or not any Notes or Series A Shares are sold hereunder (unless the failure of any Notes or Series A to be sold hereunder is due to a breach of, or default under, this Agreement by a Purchaser or Designee) or the Closing ever takes place and such obligations shall also survive the payment for or transfer of any of the Notes or Series A Shares, the enforcement of any provisions of any agreement or instrument referred to in this Article 8 and any amendments or waivers with respect thereto.

          9. INDEMNIFICATION OF PURCHASERS. In addition to all other sums due hereunder or provided for in this Agreement, each of the Issuers, jointly and severally, will indemnify and hold harmless each Purchaser (which term for purposes of this Article 9 includes any agent of or any person controlling each such Purchaser) from and against any losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by it pursuant to any investigation or proceeding instigated or brought by any governmental or administrative entity or other person against the Parent, the Company or such Purchaser arising out of or in connection with this Agreement (including the Offering Memorandum or any other document or instrument delivered in connection herewith), except to the extent that such losses, claims, damages, liabilities, costs and expenses resulted primarily from any wrongful action on such Purchaser's part which was not taken by such Purchaser in reliance upon any of the warranties, covenants or promises of any of the Issuers herein or the documents contemplated hereby or the certificates delivered by any of the Issuers pursuant hereto or thereto, whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires such Purchaser's participation or is commenced or filed against such Purchaser because of this Agreement or the transactions contemplated hereby. The obligations of the Issuers under this Article 9 shall survive the payment or prepayment of the Notes and the Series A Shares, at maturity, upon redemption or otherwise.

          Promptly after receipt by an indemnified party under this Article 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Article 9, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Article 9. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (which consent shall not be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. No indemnified party may effect any settlement or compromise of any pending or threatened action in respect of which such indemnified party has sought or may seek indemnification hereunder without the prior written consent of each indemnifying party.

     10. CONTRIBUTION. If the indemnification provided for in Article 9 is unavailable or insufficient to hold harmless an indemnified party under Article 9, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities, costs and expenses referred to in Article 9 in such proportion as is appropriate to reflect the relative fault of the Issuers on the one hand and the Purchaser on the other in connection with the actions which resulted in such claim as well as any other relevant equitable considerations. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in this paragraph shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim.

          The obligations of the Issuers under Articles 9 and 10 shall be in addition to any liability which the Issuers may otherwise have and shall extend, upon the same terms and conditions, to each Purchaser, its representatives, officers and directors and each person, if any, who controls such Purchaser within the meaning of the Securities Act or the Exchange Act.

          11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, but all such counterparts shall constitute one and the same instrument.

          12. SURVIVAL OF COVENANTS, ETC.; SUCCESSORS AND ASSIGNS. All covenants, agreements, representations and warranties made by the parties in this Agreement or incorporated by reference herein and in certificates or other documents delivered pursuant to it shall remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Issuers, the Purchasers or any person controlling any of them and will survive the execution and delivery of the Notes and Series A Shares to the Purchasers and payment by the Purchasers therefor. All such covenants, agreements, representations and warranties shall be binding upon any successors and assigns of the Issuers. In addition, whether or not any express assignment has been made except as otherwise provided in Article 7 hereof, all holders of the Notes and Series A Shares who hold such Notes or Series A Shares as transferees from the Purchasers hereunder shall be entitled to the benefit of all covenants and agreements of the Issuers made or to be performed or observed by the Issuers (but not the representations and warranties made by the Issuers herein or in any document or agreement which is incorporated by reference herein).

          13. COMMUNICATIONS AND NOTICES. Except as otherwise provided in this Agreement, all communications and notices provided for in this Agreement shall be in writing and (i) if to any of the Issuers mailed by first class mail or overnight courier to them at EnviroSystems Corp. c/o Environmental Systems Products Holdings Inc., 7 Kripes Road, East Granby, Connecticut 06026,
Attention: David J. Langevin or any other office that such Issuer may hereafter designate by written notice to the Purchasers and (ii) if to the Purchasers, mailed by first class mail or overnight courier to the respective addresses of the Purchasers specified in the signature pages hereto, or to such other address and for such attention as any Purchaser may from time to time designate to the Parent or the Company in writing.

          14. LAW GOVERNING. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

          15. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or in any instrument contemplated hereby, or any application thereof, shall be invalid, illegal or unenforceable in any respect, under the laws of any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein and therein, and any other application thereof, shall not in any way be affected or impaired thereby or under the laws of any other jurisdiction.

          16. HEADINGS. The headings of the articles, sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

          If the foregoing is in accordance with your understanding, please sign and complete the enclosed copy of this letter on the signature page provided and return it to the Parent and the Company, whereupon this letter shall then become a binding agreement in accordance with its terms.

                              Very truly yours,

                              ENVIROSYSTEMS CORP.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIRONMENTAL SYSTEMS
                                   PRODUCTS HOLDINGS INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIRONMENTAL SYSTEMS
                                   PRODUCTS, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIROTEST SYSTEMS CORP. (Delaware)


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIROTEST HOLDINGS, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO

                              ENVIROTEST TECHNOLOGIES, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIROTEST PARTNERS


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              REMOTE SENSING TECHNOLOGIES, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIROTEST WISCONSIN, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ES FUNDING CORPORATION


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO

                              ENVIROTEST ACQUISITIONS CO.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO

                              ENVIROTEST SYSTEMS CORP.
                                   (Washington)


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              ENVIROTEST ILLINOIS, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              WELLMAN NORTH AMERICA, INC.


                              By: /s/ David J. Langevin
                                 -------------------------
                                 Name: David Langevin
                                 Title: EVP CFO


                              WELLMAN OVERSEAS LIMITED


                              By: [ILLEGIBLE]
                                 -------------------------
                                 Name:
                                 Title:

                              NEWMALL LIMITED


                              By: [ILLEGIBLE]
                                 -------------------------
                                 Name:
                                 Title:

                        SUBSCRIPTION AGREEMENT SIGNATURE PAGE

          The undersigned hereby agrees to purchase the Notes and the Series A Shares as set forth below and agrees to the manner of payment specified below:

PURCHASER:               DESIGNEE (name in which Notes and Series A Shares are
                         to be registered, if different than name of Purchaser):

DLJ INVESTMENT PARTNERS, L.P.

By:  DLJ INVESTMENT PARTNERS, INC.
     Managing General Partner

By: /s/ Ivy Dodes
   -------------------------------
   Name: Ivy Dodes
   Title: Vice President

Address:



PRINCIPAL AMOUNT
OF NOTES:  $32,323,000.00

NUMBER OF SHARES
OF SERIES A COMMON STOCK: 740.612

TOTAL PURCHASE PRICE
FOR NOTES AND SERIES A SHARES:  $32,323,000.00

MANNER OF PAYMENT:

Designated Bank:________________________________________________________________
Address:________________________________________________________________________
ABA Number:_____________________________________________________________________
Account Number:_________________________________________________________________
Attention:______________________________________________________________________
Tax I.D. No.____________________________________________________________________
(if registered in the name of a nominee, the Taxpayer I.D. Number of such nominee)

Notices for payment to be sent to:______________________________________________
     Address:___________________________________________________________________
     Attention:_________________________________________________________________

                        SUBSCRIPTION AGREEMENT SIGNATURE PAGE

          The undersigned hereby agrees to purchase the Notes and the Series A Shares as set forth below and agrees to the manner of payment specified below:

PURCHASER:               DESIGNEE (name in which Notes and Series A Shares are
                         to be registered, if different than name of Purchaser):


DLJ ESC II, L.P.

By:  DLJ LBO PLANS MANAGEMENT
     CORPORATION
     General Partner


By: /s/ Ivy Dodes
   --------------------------
   Name: Ivy Dodes
   Title: Vice President

Address:



PRINCIPAL AMOUNT
OF NOTES:  $3,071,000.00

NUMBER OF SHARES
OF SERIES A COMMON STOCK: 70.365

TOTAL PURCHASE PRICE
FOR NOTES AND SERIES A SHARES:  $3,071,000.00

MANNER OF PAYMENT:

Designated Bank:________________________________________________________________
Address:________________________________________________________________________
ABA Number:_____________________________________________________________________
Account Number:_________________________________________________________________
Attention:______________________________________________________________________
Tax I.D. No.____________________________________________________________________
(if registered in the name of a nominee, the Taxpayer I.D. Number of such nominee)

Notices for payment to be sent to:______________________________________________
     Address:___________________________________________________________________
     Attention:_________________________________________________________________

                        SUBSCRIPTION AGREEMENT SIGNATURE PAGE

          The undersigned hereby agrees to purchase the Notes and the Series A Shares as set forth below and agrees to the manner of payment specified below:

PURCHASER:               DESIGNEE (name in which Notes and Series A Shares are
                         to be registered, if different than name of Purchaser):


DLJ INVESTMENT FUNDING, INC.


By: /s/ Ivy Dodes
   -------------------------
   Name: Ivy Dodes
   Title: Vice President

Address:



PRINCIPAL AMOUNT
OF NOTES:  $4,606,000.00

NUMBER OF SHARES
OF SERIES A COMMON STOCK: 105.537

TOTAL PURCHASE PRICE
FOR NOTES AND SERIES A SHARES:  $4,606,000.00

MANNER OF PAYMENT:

Designated Bank:________________________________________________________________
Address:________________________________________________________________________
ABA Number:_____________________________________________________________________
Account Number:_________________________________________________________________
Attention:______________________________________________________________________
Tax I.D. No.____________________________________________________________________
(if registered in the name of a nominee, the Taxpayer I.D. Number of such nominee)

Notices for payment to be sent to:______________________________________________
     Address:___________________________________________________________________
     Attention:_________________________________________________________________

                        SUBSCRIPTION AGREEMENT SIGNATURE PAGE

          The undersigned hereby agrees to purchase the Notes and the Series A Shares as set forth below and agrees to the manner of payment specified below:

PURCHASER:               DESIGNEE (name in which Notes and Series A Shares are
                         to be registered, if different than name of Purchaser):


CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED


By: [ILLEGIBLE]                                      By: [ILLEGIBLE]
   ----------------------------                         -----------------------
   Name:                                                Name:
   Title:                                               Title:

Address:



PRINCIPAL AMOUNT
OF NOTES:  $40,000,000.00

NUMBER OF SHARES
OF SERIES A COMMON STOCK:  916.514

TOTAL PURCHASE PRICE
FOR NOTES AND SERIES A SHARES:  $40,000,000

MANNER OF PAYMENT:

Designated Bank:________________________________________________________________
Address:________________________________________________________________________
ABA Number:_____________________________________________________________________
Account Number:_________________________________________________________________
Attention:______________________________________________________________________
Tax I.D. No.____________________________________________________________________
(if registered in the name of a nominee, the Taxpayer I.D. Number of such nominee)

Notices for payment to be sent to:______________________________________________
     Address:___________________________________________________________________
     Attention:_________________________________________________________________

                        SUBSCRIPTION AGREEMENT SIGNATURE PAGE

          The undersigned hereby agrees to purchase the Notes and the Series A Shares as set forth below and agrees to the manner of payment specified below:

PURCHASER:               DESIGNEE (name in which Notes and Series A Shares are
                         to be registered, if different than name of Purchaser):


CHASE EQUITY ASSOCIATES L.P.

By:  CHASE CAPITAL PARTNERS,
     General Partner

By: /s/ NAL Stuart
   ------------------------------
   Name: N.A.L. Stuart
   Title: Partner

Address:



PRINCIPAL AMOUNT
OF NOTES:  $20,000,000

NUMBER OF SHARES
OF SERIES A COMMON STOCK:  458.258

TOTAL PURCHASE PRICE
FOR NOTES AND SERIES A SHARES:  $20,000,000

MANNER OF PAYMENT:

Designated Bank:________________________________________________________________
Address:________________________________________________________________________
ABA Number:_____________________________________________________________________
Account Number:_________________________________________________________________
Attention:______________________________________________________________________
Tax I.D. No.____________________________________________________________________
(if registered in the name of a nominee, the Taxpayer I.D. Number of such nominee)

Notices for payment to be sent to: CHASE CAPITAL PARTNERS
                                   ---------------------------------------------
     Address: 380 MADISON AVENUE, 12TH FLOOR, NEW YORK, NY 10017
             -------------------------------------------------------------------
     Attention:  GEORGE KELTS
               -----------------------------------------------------------------

                                      SCHEDULE A

                                  LIST OF GUARANTORS


Environmental Systems Products, Inc.
Envirotest Systems Corp. (Washington)
Envirotest Holdings, Inc.
Envirotest Technologies, Inc.
Envirotest Partners
Remote Sensing Technologies, Inc.
Envirotest Wisconsin, Inc.
ES Funding Corporation
Envirotest Acquisitions Co.
Envirotest Systems Corp. (Delaware)
Envirotest Illinois, Inc.
Wellman North America, Inc.
Wellman Overseas Ltd.
Newmall Ltd.

                                                                       EXHIBIT A

[Indenture]

                                                                       EXHIBIT B


[Investor Agreement]